Exhibit 99.1

Bay Banks of Virginia Announces Chief Financial Officer Changes

Richmond, Va., March 14, 2018; Bay Banks of Virginia, Inc. (the “Company”) (OTCQB: BAYK), holding company of Virginia Commonwealth Bank (“VCB”) and VCB Financial Group, is pleased to announce that Judy C. Gavant will join the Company and VCB as Executive Vice President and Chief Financial Officer. Ms. Gavant, whose appointment becomes effective on the date after the filing of the Company’s 2017 Form 10-K, will lead VCB’s financial operations, including internal and external reporting, accounting, asset liability management, investments, planning, and controls.

Ms. Gavant has extensive experience of over 36 years in accounting, taxation, finance, and mergers and acquisitions. She most recently served as Senior Vice President, Controller and Chief Accounting Officer of Xenith Bankshares, Inc. (“Xenith”). Prior to joining Xenith in 2010, Ms. Gavant held a variety of positions with Owens & Minor, Inc., Tredegar Corporation and Dominion Energy, Inc., as well as being one of the initial leaders of a start-up technology company.

Ms. Gavant began her career with PricewaterhouseCoopers LLP, where she served in the firm’s audit and tax practices. She holds a B.S. in Accounting from Louisiana State University and a M.S. in Taxation from Virginia Commonwealth University. She is a CPA in Virginia and Texas.

“Judy is a highly-respected and seasoned financial executive and with her proven track record, we know she will be successful in mitigating risk to our company’s continued growth, driving regulatory compliance, and managing long-term financial strategy. We are excited to welcome Judy to our executive leadership team,” stated Randal R. Greene, the Company’s President and Chief Executive Officer.

“I am thrilled to be joining Virginia Commonwealth Bank. I have enjoyed working with a financial institution and look forward to being part of a team that will extend our leadership to the next level,” stated Ms. Gavant.

Ms. Gavant takes over the Chief Financial Officer position from James A. Wilson, Jr., who retired after nearly 30 years at VCB on March 12, 2018. Mr. Wilson had served as the Company’s Chief Financial Officer since April 2017, upon the Company’s merger with Virginia BanCorp Inc. (“Virginia BanCorp”). Mr. Wilson joined Virginia BanCorp’s subsidiary bank in August 1989, and was Chief Financial Officer of Virginia BanCorp and the subsidiary bank for over two decades.

“We want to wish Jim the best in his retirement and thank him for his years of service to our Company,” stated Mr. Greene.

Effective March 12, 2018 and upon the retirement of Mr. Wilson, the Company appointed Mr. Greene to the position of interim Chief Financial Officer of the Company. Mr. Greene will serve in that position until the filing of the Company’s 2017 Form 10-K, at which time Ms. Gavant’s appointment becomes effective.

About Bay Banks of Virginia

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group. Founded in the 1930’s, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 18 banking offices located throughout the Richmond market area, the Northern Neck region, Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Middlesex County and Suffolk, the bank serves businesses, professionals and consumers with a wide variety of financial services, including retail and commercial banking, investment services, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration.

Forward-Looking Statements

This press release contains statements concerning the Company’s expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute “forward-looking statements” as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to: the ability to successfully implement integration plans associated with the Virginia BanCorp merger (the “merger”), which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; changes in interest rates and general economic conditions; the legislative/regularity climate; monetary and fiscal policies of the U. S. Government, including policies of the U. S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market area; acquisitions and dispositions; and tax and accounting rules, principles, polices and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or inquiries@baybanks.com.